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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3 No. 333-32734) and related prospectus of Molecular Devices Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 18, 2000, with respect to the consolidated financial statements and schedules of Molecular Devices Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
May 3, 2000